Exhibit 99.2

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Fourth Amendment to Employment Agreement (this “Amendment”), dated as of January 10, 2017, by and between American Campus Communities, Inc. (the “Company”) and William C. Bayless, Jr. (“Executive”).

WHEREAS, the Company and Executive have entered into an employment agreement dated as of August 11, 2004, as amended (the “Employment Agreement”); and

WHEREAS, the Company and Executive desire to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, the Company and Executive agree as follows:

1. Position, Duties and Responsibilities. Section 3(a) of the Employment Agreement is amended to delete “President and Chief Executive Officer” and replace it with “Chief Executive Officer.”

2. Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Employment Agreement.

3. Ratification. Except as otherwise expressly provided in this Amendment, the Employment Agreement is hereby ratified and confirmed and shall continue in full force and effect in accordance with its terms.

4. Counterparts. This Amendment may be executed in identical counterparts, which when taken together shall constitute one and the same instrument. A counterpart transmitted by facsimile shall be deemed an original for all purposes.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

AMERICAN CAMPUS COMMUNITIES, INC.

By:	/s/ James C. Hopke, Jr.
James C. Hopke, Jr.
President

/s/ William C. Bayless, Jr.
William C. Bayless, Jr.

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